SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to 240.14a-12

THE MEXICO FUND, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE MEXICO FUND, INC.

1775 I Street, N.W., Suite 1100

Washington, DC 20006-2401

Notice of Annual Meeting of Stockholders

February 1, 2007

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Meeting”) of The Mexico Fund, Inc., a Maryland corporation (the “Fund”), will be held at 30 Rockefeller Plaza, 23rd Floor, New York, NY, 10112, on March 7, 2007 at 1:00 P.M. for the following purposes:

(1)	To elect three Directors to serve as Class II Directors for three year terms and until their successors are duly elected and qualify; and

(2)	To transact such other business that may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed February 1, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof, and only holders of record of shares at the close of business on that date are entitled to notice of, and to vote at, the Meeting and any adjournment thereof.

You are cordially invited to attend the Meeting. All stockholders are requested to complete, date and sign the enclosed form of proxy and return it promptly in the envelope provided for that purpose, or authorize the proxy vote by telephone or internet pursuant to instructions on the enclosed proxy card. The enclosed proxy is being solicited on behalf of the Board of Directors of the Fund.

By Order of the Board of Directors,
Samuel García-Cuéllar Secretary

New York, New York

Dated: February 1, 2007

PLEASE RESPOND—YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE MANNER PROVIDED OR, AUTHORIZE THE PROXY VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD. IT IS IMPORTANT THAT YOU RETURN YOUR PROXY AS SOON AS POSSIBLE TO ASSURE THAT YOUR PROXY WILL BE VOTED AND TO AVOID ANY ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION. FOR MORE INFORMATION, PLEASE CALL 1-800-965-5216.

PROXY STATEMENT

THE MEXICO FUND, INC.

1775 I Street, N.W., Suite 1100

Washington, DC 20006-2401

Annual Meeting of Stockholders

March 7, 2007

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Mexico Fund, Inc., a Maryland corporation (the “Fund”), to be voted at the Annual Meeting of Stockholders of the Fund (the “Meeting”) to be held at 30 Rockefeller Plaza, 23rd Floor, New York, NY, 10112, on March 7, 2007 at 1:00 P.M. and at any adjournment thereof. The approximate mailing date of this Proxy Statement is February 6, 2007 or as soon as practicable thereafter.

All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked on the proxy card. Unless instructions to the contrary are marked on the proxy card with respect to Proposal 1, a properly executed proxy will be voted FOR Proposal 1. The appointed proxy holders will vote in their discretion on any other business that may properly come before the meeting or any adjournment or postponements thereof. Any stockholder giving a proxy has the right to attend the Meeting to vote his or her shares in person (thereby revoking any prior proxy), and also the right to revoke the proxy at any time prior to its exercise by submitting a properly executed, subsequently dated proxy, received by the Fund addressed to American Stock Transfer and Trust Company at 59 Maiden Lane, Plaza Level, New York, New York 10273-0923, Attn: Proxy Department. Stockholders may vote using the enclosed proxy card along with the enclosed postage-paid envelope. Stockholders may also authorize proxy voting by telephone or internet. To authorize proxy voting by telephone or internet, stockholders should follow the instructions contained on their proxy card.

The presence at the Meeting in person or by proxy of the stockholders entitled to cast a majority of all votes entitled to be cast at the Meeting constitutes a quorum for the transaction of business. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present.

Approval of Proposal 1 requires the affirmative vote of the holders of a majority of the shares of common stock outstanding and entitled to vote provided a quorum is present. An abstention as to Proposal 1 will be treated as present and will have the effect of a vote “Against” Proposal 1. Proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares on the proposal will be voted “For” Proposal 1.

In the event that the necessary quorum to transact business at the Meeting is not obtained or a quorum is present at the Meeting but sufficient votes to approve any of the Proposals are not received, the proxy holders may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any adjournment will require the affirmative vote of a majority of those shares present at the Meeting in person or by proxy. If the necessary quorum is not obtained, the persons named as proxies will vote in favor of the adjournment. If a quorum is present, the proxy holders will vote proxies which vote for any Proposal with respect to which insufficient votes for approval have been received in favor of such an adjournment, and will vote those proxies required to be voted against such a Proposal, against adjournment. A stockholder vote may be taken on a Proposal prior to any adjournment if sufficient votes have been received for approval. In the event a Proposal is not approved by stockholders, the Board of Directors of the Fund will consider appropriate action.

Only stockholders can attend the Meeting and any adjournment or postponement thereof. To gain admittance, if you are a stockholder of record, you must bring a form of personal identification to the Meeting, where your name will be verified against our stockholder list. If a broker or other nominee holds your shares and you plan to attend the Meeting, you should bring a recent brokerage statement showing your ownership of the shares, as well as a form of personal identification.

The Board of Directors has fixed February 1, 2007 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment or postponement thereof. Stockholders on the record date will be entitled to one vote for each share held. As of February 1, 2007, the Fund had outstanding 15,005,723 shares of common stock, par value $1.00 per share. Based on filings made with the U.S. Securities and Exchange Commission (“SEC”), below are persons known to the Fund to be the beneficial owner of more than five percent (5%) of the Fund’s shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	City of London Investment Group plc	1,544,380*	10.13%**

*	City of London Investment Group plc is the parent holding company of City of London Investment Management Company Limited, an investment adviser to various public and private investment funds including The Emerging World Fund, Emerging Markets Country Fund, Investable Emerging Markets Country Fund, Emerging Free Markets Country Fund, Natural Resource Fund, Global Equity CEF Fund, Frontier Emerging Markets Fund, Global Emerging Markets Equity Yield Fund, GFM Emerging Markets Country Fund and Tradex Global Equity Fund (the “Funds”), and has the power to direct the dividends from, or the proceeds of the sale of the shares owned by, the Funds. Each of the Funds owns less than 5% of the shares.
**	City of London Investment Group plc made the filing upon which this information is based for a reporting event occurring on December 30, 2005. Percent of class is based on the number of shares outstanding as of December 31, 2006.

The Board of Directors of the Fund knows of no other business that will be presented for consideration at the Meeting. If any other matter is properly presented, it is the intention of the persons named on the enclosed proxy card to vote in accordance with their discretion.

The Fund will furnish, without charge, a copy of the Fund’s annual report for its fiscal year ended October 31, 2006, and any more recent reports, to any Fund stockholder upon request. To request a copy, please visit the Fund’s web site at www.themexicofund.com or contact the Fund’s Information Agent at: Georgeson Inc., 17 State Street, 10th Floor, New York, NY 10004, 1-800-965-5216.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors of the Fund is divided into three classes of Directors, as nearly equal in number as possible, each of which serves for three years with one class being elected each year. Each year the term of office of one class will expire. The terms of office of Messrs. Claudio X. González, José Luis Gómez Pimienta and Robert Knauss expire this year. The Board of Directors, including the Directors who are not interested persons of the Fund, upon the recommendation of the Fund’s Nominating and Corporate Governance Committee which is comprised solely of Directors who are not “interested persons” of the Fund (as defined in Section 2(a)(19) of the 1940 Act), have nominated Messrs. Claudio X. González, José Luis Gómez Pimienta and Robert Knauss to serve as Class II Directors for a three year term expiring in 2010 and until their successors are duly elected and qualify.

The nominees have indicated an intention to serve if elected and have consented to be named in this Proxy Statement. Directors who are not interested persons are referred to in the Proxy Statement as “Independent Directors.”

It is the intention of the persons named on the enclosed proxy card to vote for the nominees listed below for a three-year term. The Board of Directors of the Fund knows of no reason why a nominee would be unable to serve, but in the event of any such unavailability, the proxies received will be voted for such substituted nominees as the Board of Directors may recommend. The Fund’s Directors and executive officers, as a group, beneficially own less than 1% of the Fund’s common stock. None of the Directors, with the exception of Mr. José Luis Gómez Pimienta, is an “interested person” of the Fund as defined in the 1940 Act.

The names of the Fund’s nominees for election as Directors, and each other Director of the Fund, and their addresses, ages and principal occupations during the past five years, are provided in the tables below. Information is provided as of December 31, 2006.

Nominees*

Independent Directors

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Claudio X. González+ Lagrange 103 Polanco Colonia Los Morales México, D.F. 11510 México Age: 72	Class II Director	Term expires 2007; Director since 1981.	Mr. González was President of the Business Coordinating Council of Mexico. He has served as Chairman of the Board and Chief Executive Officer of Kimberly-Clark de México S.A. de C.V., a consumer products company, since 1973. Mr. González is also on the Board of Directors of several prominent U.S. and Mexican companies, including General Electric Co.	Chairman of the Board, Chief Executive Officer and Director, Kimberly-Clark de México, S.A. de C.V. (consumer products); Director, Kimberly-Clark Corp. (consumer products); Director, General Electric Co. (industrial and financial products); Director, Investment Company of America (investment fund); Director, Kellogg Co. (food products); Director, Home Depot (home improvement); Director, Grupo Alfa, S.A. de C.V. (conglomerate); Director, Grupo Carso, S.A. de C.V.; Director, Grupo México, S.A. de C.V. (copper mining and rail transportation); Director, America Movil, S.A. de C.V. (telecommunications); Director, Grupo Financiero Inbursa (investment and banking); Director, Televisa (broadcasting).

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Robert L. Knauss+ c/o Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 75	Class II Director	Term expires 2007; Director since 1985.	Mr. Knauss served as Chairman of the Board and Principal Executive Officer of Philips Services Corp. (industrial services) (1998-2003) and also served as Chairman of the Board and Chief Executive Officer of Baltic International USA, Inc. (investments) (1995-2003). During the past twenty years Mr. Knauss has served on the Boards of Directors of eight public companies. Mr. Knauss was the former Dean and Distinguished University Professor of University of Houston Law School and was also Dean of Vanderbilt Law School.	Director, Equus Total Return Inc. (investment company); Director, XO Holdings, Inc. (telecommunications); Director, Westpoint International Inc. (home products).

Interested Directors

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
José Luis Gómez Pimienta**+ Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 67	President of the Fund; Class II Director	Term expires 2007; Director since 1989.	Mr. Gómez Pimienta has over two decades of experience investing in the Mexican securities market. He has been the President of the Fund since its inception and has also served as a Director since 1989. Mr. Gómez Pimienta has been Chairman of the Board of the Fund’s investment adviser, Impulsora del Fondo México, S.C., since 1987 and Chief Executive Officer since inception.	Director (since 1997) and member of the Executive Committee (since 1998) and the Audit Committee (since 2003) of the Bolsa Mexicana de Valores (Mexican Stock Exchange).

*	There are no other funds in the Fund Complex.
**	Director is an “interested director” (as defined in the 1940 Act). Mr. Gómez Pimienta is deemed to be an interested director by reason of his affiliation with the Investment Adviser.
+	Audit Committee, Contract Review Committee, Nominating and Corporate Governance Committee member. Member or Alternate member of the Valuation Committee.

Other Directors

The balance of the current Directors consists of two Class I Directors and two Class III Directors, none of whom is a nominee for election at the Meeting and all of whom will continue in office after the Meeting for the terms shown below. The other Directors are as follows:

Independent Directors*

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Eugenio Clariond Reyes - Retana + Av. Vasconcelos #220 Ote. Col. Santa Engracia 66220 Garza Garcia, N.L. Mexico Age: 64	Class III Director	Term expires 2008, Director since 2005.

Since 2003 and until October 2006, Mr. Clariond was Chairman of the Board and Chief Executive Officer of Grupo IMSA, S.A., a manufacturer of steel, aluminum and plastic products for the construction industry. Prior to that time he was the Chief Executive Officer of Grupo IMSA, S.A. (since 1981). He also acts as Vice Chairman of the World Business Council for Sustainable Development and as Chairman of the Mexico - United States Business Committee of the Mexican Business Council for Foreign Trade, Investment & Technology.

Mr. Clariond additionally

serves on the boards of other U.S. and Mexican corporations, non-profit organizations and educational institutions.

Director, Grupo Industrial Saltillo S.A. (manufacturer of metal products, construction products and cooking materials); Director, Proeza, S.A. (automotive parts and technological services); Director, Chaparral Steel Company (steel producer); Director, Navistar International Corp. (truck and engine manufacturer); Director, Johnson Controls, Inc. (automotive components, air conditioning, controls); Director, Grupo Financiero Banorte S.A. (banking).

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Emilio Carrillo Gamboa+ Blvd. Manuel Avila Camacho No. 1, Ste. 609 Polanco 011009 México, D.F. México Age: 69	Class III Director	Term expires 2008; Director 1981-1987 and since 2002.

Mr. Carrillo Gamboa served as a director of the Fund from inception of the Fund in 1981 to 1987. He resigned as director in 1987 to become Mexico’s Ambassador to Canada. Mr. Carrillo Gamboa was reelected as a Director of the Fund in 2002.

Mr. Carrillo Gamboa is a prominent lawyer in Mexico with extensive business experience and has been a partner of the Bufete Carrillo Gamboa, S.C. law firm since 1989. He has also served or currently serves on the boards of many Mexican charitable organizations.

Chairman of the Board; Holcim - Apasco (cement company); Director, ICA (Sociedad Controladora, S.A. de C.V. (construction company); Director, Grupo Modelo, S.A. de C.V. (beer brewing); Director, Grupo Mexico S.A. de C.V. (copper mining and rail transportation); Director, Kimberly-Clark de México, S.A. de C.V. (consumer products); Director, Sanluis Corporación, S.A. de C.V. (automotive parts); Director, Southern Copper Corporation (copper mining); Director, Posadas de Mexico, S.A. de C.V. (hotel/hospitality); Director, Gasoductos de Chihuahua, S. de R.L. de C.V. (public utility-gas transportation); Director, Bank of Tokyo Mitsubishi (Mexico) S.A. (banking).

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Jaime Serra Puche+ Edificio Plaza Prolongación Paseo de la Reforma 600-103 Santa Fe Peña Blanca 01210 México, D.F. México Age: 55	Class I Director	Term expires 2009; Director since 1997.

Dr. Serra is a Senior Partner of the law and economics consulting firm SAI Consultores, S.C.

Dr. Serra is a former Secretary of Finance for Mexico and he was the minister in charge of negotiations for NAFTA and trade agreements between Mexico and Chile, Bolivia, Venezuela, Colombia and Costa Rica on behalf of the Mexican government.

Formerly, Dr. Serra has served as a Visiting Professor at Princeton University, Stanford University and New York University. He was also Secretary of Trade and Industry (Mexico) and a Distinguished Visiting Associate at the Carnegie Endowment for International Peace. He has a Ph.D. in economics from Yale University.

Director, Vitro, S.A. de C.V. (glass manufacturer); Director, Tenaris (tube producer); Director, Chiquita Brands, Inc. (fruit producer); Director, Grupo Modelo, S.A. de C.V. (beer brewing); Co-Chairman, President’s Council on International Activities of Yale University.

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation for Past Five Years and Other Directorships	Other Directorships Held by Director or Nominee for Director
Marc J. Shapiro+ 707 Travis, 11th Floor Houston, TX 77002 Age: 59	Class I Director	Term expires 2009; Director since 2006.	Since 2003, Mr. Shapiro has served as Non-Executive Chairman of Chase Bank of Texas. Prior to that time, he was Vice Chairman of JPMorgan Chase (banking and financial services).	Director, Burlington Northern Santa Fe (railroad); Director, Kimberly-Clark (consumer goods); Director, Weingarten Realty (real estate investment).

*	There are no other funds in the Fund Complex.
+	Audit Committee, Contract Review Committee, Valuation Committee and Nominating and Corporate Governance Committee member.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES TO THE FUND’S BOARD OF DIRECTORS.

Fund Committees

Current Committees and Members

The Fund has a standing Audit Committee, Valuation Committee, Contract Review Committee and a Nominating and Corporate Governance Committee. The Audit Committee, Contract Review Committee and Nominating and Corporate Governance Committee are composed entirely of Directors who are not “interested persons” of the Fund or the Fund’s investment adviser within the meaning of the 1940 Act and who are “independent” as defined in the New York Stock Exchange listing standards. All Directors are members, or alternate members, of the Valuation Committee.

Audit and Valuation Committees

The Audit Committee is responsible for the selection and engagement of the Fund’s independent public accountants (subject to ratification by the Board of Directors), pre-approves and reviews both the audit and non-audit work of the Fund’s independent public accountants, and reviews compliance of the Fund with regulations of the SEC and the Internal Revenue Service, and other related matters. The members of the Fund’s Audit Committee are Messrs. Carrillo Gamboa, Clariond, González, Knauss, Serra Puche and Shapiro. Mr. Knauss is the Chairman of the Audit Committee.

The Valuation Committee oversees the implementation of the Fund’s Pricing and Valuation Procedures and the activities of the Fund’s Pricing Committee. The Board of Directors has delegated to the Valuation Committee the responsibility of determining the fair value of the Fund’s securities or other assets in connection with “significant events,” as described in the procedures adopted by the Board of Directors. The members of the Fund’s Valuation Committee are Messrs. González, Serra Puche and Shapiro. The Alternate Members of the Fund’s Valuation Committee are Messrs. Carrillo Gamboa, Clariond, Gómez Pimienta and Knauss. Mr. Shapiro is the Chairman of the Valuation Committee.

The Board of Directors has adopted a Charter for each of its Audit and Valuation Committees. A copy of the Audit Committee Charter is included as an appendix to the Fund’s proxy statement. Both the Audit and Valuation Committee charters are available on the Fund’s website at www.themexicofund.com under “Corporate Governance.”

Contract Review Committee

The Contract Review Committee reviews and makes recommendations to the Board of Directors with respect to entering into, renewal or amendment of the Fund’s investment management and advisory agreement, administrative services agreement and other agreements. The members of the Fund’s Contract Review Committee are Messrs. Clariond, Carrillo Gamboa, González, Knauss, Serra Puche and Shapiro. Dr. Serra Puche is the Chairman of the Contract Review Committee.

Nominating and Corporate Governance Committee; Consideration of Potential Director Nominees

The Nominating and Corporate Governance Committee makes recommendations to the Board regarding nominations for membership on the Board of Directors. It evaluates candidates’ qualifications for Board membership and, with respect to nominees for positions as independent directors, their independence from the Fund’s investment adviser and other principal service providers. The Committee periodically reviews director compensation and will recommend any appropriate changes to the Board as a group. This Committee also reviews and may make recommendations to the Board relating to those issues that pertain to the effectiveness of the Board in carrying out its responsibilities in governing the Fund and overseeing the management of the Fund. The members of the Fund’s Nominating and Corporate Governance Committee are Messrs. Clariond, Carrillo Gamboa, González, Knauss, Serra Puche and Shapiro. Mr. González is the Chairman of the Nominating and Corporate Governance Committee.

The Committee will consider potential director candidates recommended by Fund stockholders provided that the proposed candidates satisfy the director qualification requirements provided in the Fund’s Bylaws; are not “interested persons” of the Fund or the Fund’s investment adviser within the meaning of the 1940 Act; and are “independent” as defined in the New York Stock Exchange listing standards.

Potential director nominees recommended by stockholders must satisfy the following requirements:

(a) The nominee may not be the nominating stockholder, a member of the nominating stockholder group, or a member of the immediate family of the nominating stockholder or any member of the nominating stockholder group;

(b) Neither the nominee nor any member of the nominee’s immediate family may be currently employed or employed within the last year by any nominating stockholder entity or entity in a nominating stockholder group;

(c) Neither the nominee nor any immediate family member of the nominee is permitted to have accepted directly or indirectly, during the year of the election for which the nominee’s name was submitted, during the immediately preceding calendar year, or during the year when the nominee’s name was submitted, any consulting, advisory, or other compensatory fee from the nominating stockholder or any member of a nominating stockholder group;

(d) The nominee may not be an executive officer, director (or person performing similar functions) of the nominating stockholder or any member of the nominating stockholder group, or of an affiliate of the nominating stockholder or any such member of the nominating stockholder group; and

(e) The nominee may not control (as “control” is defined in the 1940 Act) the nominating stockholder or any member of the nominating stockholder group (or in the case of a holder or member that is a fund, an “interested person” of such holder or member as defined by Section 2(a)(19) of the 1940 Act).

The nominating stockholder or stockholder group must meet the following requirements:

(a) Any stockholder or stockholder group submitting a proposed nominee must beneficially own, either individually or in the aggregate, more than 5% of the Fund’s securities that are eligible to vote at the time of submission of the nominee and at the time of the annual meeting where the nominee may be elected. Each of the securities used for purposes of calculating this ownership must have been held continuously for at least two years as of the date of the nomination. In addition, such securities must continue to be held through the date of the meeting. The nominating stockholder or stockholder group must also bear the economic risk of the investment and the securities used for purposes of calculating the ownership cannot be held “short;”

(b) The nominating stockholder or stockholder group must also submit a certification which provides the number of shares which the person or group has (i) sole power to vote or direct the vote; (ii) shared power to vote or direct the vote; (iii) sole power to dispose or direct the disposition of such shares; and (iii) shared power to dispose or direct the disposition of such shares. In addition, the certification shall provide that the shares have been held continuously for at least 2 years.

A nominating stockholder or stockholder group may not submit more nominees than the number of Board positions open each year. All stockholder recommended nominee submissions must be received by the Fund by the deadline for submission of any stockholder proposals which would be included in the Fund’s proxy statement for its 2008 Annual Meeting. The deadline for any stockholder recommended nominee submissions to be considered for the 2008 Annual Meeting is October 9, 2007.

Stockholders recommending potential director candidates must substantiate compliance with these requirements at the time of submitting their proposed director candidate to the attention of the Fund’s Secretary. Notice to the Fund’s Secretary should be provided in accordance with the deadline specified in the Fund’s Bylaws; (Article II, Section 10) and include as specified in the same section of the Fund’s Bylaws, (i) the stockholder’s contact information; (ii) the director candidate’s contact information and the number of Fund shares owned by the proposed candidate; (iii) all information regarding the candidate that would be required to be disclosed in solicitations of proxies for elections of directors required by Regulation 14A of the 1934 Act; and (iv) a notarized letter executed by the director candidate, stating his or her intention to serve as a nominee and be named in the Fund’s proxy statement, if nominated by the Board of Directors, to be named as a director if so elected.

The Board of Directors has adopted a Charter for the Nominating and Corporate Governance Committee which is available on the Fund’s website at www.themexicofund.com under “Corporate Governance.”

The Nominating Committee identifies prospective candidates from any reasonable source and has the ability to engage third-party services for the identification and evaluation of potential nominees. The Fund’s Bylaws (Article III, Section 2(c)) provide a list of minimum qualifications for Fund directors which include expertise, experience or relationships that are relevant to the Fund’s business; educational qualifications; and interaction with business in Mexico. The Committee may recommend that the Board modify these minimum qualifications from time to time. The Committee meets at least twice annually, typically in September and December, to identify and evaluate nominees for director and makes its recommendations to the Board at the time of the Board’s December meeting. Other than compliance with the requirements mentioned above for submission of a director candidate, the Nominating and Corporate Governance Committee does not otherwise evaluate stockholder director nominees in a different manner. The standard of the Nominating and Corporate Governance Committee is to treat all equally qualified nominees in the same manner.

No nominee recommendations have been received by stockholders.

Board and Committee Meetings in Fiscal 2006

During the Fund’s fiscal year ended October 31, 2006, the Board held three (3) regular meetings, one (1) telephonic regular meeting, two (2) telephonic special meetings, two (2) Audit Committee meetings, one (1) Valuation Committee meeting, one (1) Contract Review Committee meeting, and two (2) Nominating and Corporate Governance Committee meetings. Each Director then in office attended 75% or more of the aggregate number of regular and special meetings of the Board and those Committees of which each Director is a member.

Communications with the Board of Directors

The Fund provides a means for stockholders to communicate with the Board of Directors. Stockholders may address correspondence to the Board as a whole or individual Board members relating to the Fund via e-mail at investor-relations@themexicofund.com. The Fund’s Investor Relations Vice President will then promptly forward the correspondence to the addressee. Correspondence may also be directed via the Fund’s address, The Mexico Fund, Inc., 1775 I Street NW, Washington, DC 20006 and it will be directed to the attention of the addressee.

Director Attendance at Stockholder Meetings

Although the Fund has no formal policy regarding director attendance at stockholder meetings, typically, the Chairman of the Fund attends the Annual Meeting or another director attends if he is not available. At the convening of the Fund’s 2006 annual meeting on March 8, 2006, five directors were present.

Beneficial Ownership of Shares of the Fund

As of January 31, 2007, the Fund’s Directors and executive officers, as a group, owned less than 1% of the Fund’s outstanding shares of the Fund. The information as to ownership of securities which appears below is based on statements furnished to the Fund by its Directors and executive officers.

For the period ended December 31, 2006, the dollar range of equity securities owned beneficially by each Director in the Fund was as follows:

Name of Director	Dollar Range of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen or to be Overseen by Director or Nominee in Family of Investment Companies*
Interested Director
José Luis Gómez Pimienta	Over $100,000	Over $100,000

Independent Directors
Eugenio Clariond Reyes-Retana	$10,001–$50,000	$10,001–$50,000
Emilio Carrillo Gamboa	$50,001–$100,000	$50,001–$100,000
Jaime Serra Puche	Over $100,000	Over $100,000
Claudio X. González	Over $100,000	Over $100,000
Robert L. Knauss	Over $100,000	Over $100,000
Marc J. Shapiro	Over $100,000	Over $100,000

*	There are no other funds in the family of investment companies.

For the period ended October 31, 2006, none of the Independent Directors or their immediate family members owned any shares of the Adviser or in any person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with the Adviser (as defined below).

Name of Director or Nominee	Name of Owners and Relationships to Director or Nominee	Company	Title of Class	Value of Securities	Percentage of Class
Emilio Carrillo Gamboa	None	None	None	None	None
Eugenio Clariond Reyes-Retana	None	None	None	None	None
Claudio X. González	None	None	None	None	None
Robert L. Knauss	None	None	None	None	None
Jaime Serra Puche	None	None	None	None	None
Marc J. Shapiro	None	None	None	None	None

Compensation of Directors

During the fiscal year ended October 31, 2006, the Fund paid each Director, with the exception of Mr. Gómez Pimienta (who is not compensated for his services as Director), an annual retainer of $20,000 and $2,000 per in-person Board meeting attended. The Fund also reimbursed all Directors and officers of the Fund for out-of-pocket expenses relating to attendance at meetings. In addition, each Independent Director received $1,500 and $500 for Committee meetings and for each telephonic special Board meeting attended respectively. The aggregate amount of fees paid and expenses reimbursed to the Directors and officers for the fiscal year ended October 31, 2006 was $282,204.

The following table sets forth the aggregate compensation (not including expense reimbursements) paid by the Fund to each Director (other than Mr. Gómez Pimienta, who receives no director fees or other compensation for services as a Director of the Fund) during the fiscal year ended October 31, 2006, as well as the total compensation paid by the Fund to each Director.

Name of Director	Aggregate Compensation from Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation from Fund and Fund Complex Paid to Directors*
Marc J. Shapiro**	$17,000	None	None	$17,000
Emilio Carrillo Gamboa	$50,000	None	None	$50,000
Eugenio Clariond Reyes-Retana	$38,000	None	None	$38,000
Claudio X. González	$38,500	None	None	$38,500
Robert L. Knauss	$42,500	None	None	$42,500
Jaime Serra-Puche	$38,000	None	None	$38,000
Philip Caldwell***	$25,500	None	None	$25,500
José Luis Gómez Pimienta	None	None	None	None

*	There are no other funds in the Fund Complex.
**	Mr. Shapiro was elected as a Director in 2006.
***	Mr. Caldwell served as Director until March 2006.

The Fund has a policy that half of the annual retainer paid by the Fund to its Directors is to be used by each Director to purchase Fund shares on the secondary market until a Director attains an ownership position valued at $100,000 based on the market value of Fund shares as of a particular date (currently December 31, 2004 for all Directors other than Messrs. Clariond and Shapiro.) (“Retained Shares”). Directors are not required to purchase additional shares if the value of their Retained Shares declines below $100,000 due to market fluctuations. As part of the policy, Directors are to retain ownership of their Retained Shares during their tenure on the Board. Directors are permitted to buy additional Fund shares or sell any Fund shares held in excess of their Retained Shares. The Board may, from time to time, approve waivers from this policy. All Board members are in compliance with this policy.

Executive Officers of the Fund

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
José Luis Gómez Pimienta Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 67	President of the Fund; Class II Director	Since 1981; Director since 1989 (term expires 2007).	Chairman of the Board and Director General of the Fund’s investment adviser, Impulsora del Fondo México, S.C., and a Director and Member of the Executive Committee and the Audit Committee of the Bolsa Mexicana de Valores, S.A. de C.V. (Mexican Stock Exchange).

Samuel García-Cuéllar Creel, García-Cuéllar y Müggenburg, S.C., Paseo de los Tamarindos 60 – 3er piso Bosques de las Lomas 05120 México, D.F. México Age: 64	Secretary	Since 1981.	Mr. García-Cuéllar is a partner of Creel, García-Cuéllar y Müggenburg, S.C., Mexican counsel to the Fund; Director, MexDer Mercado Mexicano de Derivados (futures and options) (since 2001); Director, GE Capital Bank, S.C. Institución de Banca Múltiple, GE Capital Grupo Financiero (bank) (since 2002); Director, GE Capital Grupo Financiero, S.A. de C.V. (financial group) (since 2002).

Alberto Osorio Morales Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 38	Treasurer (formerly, Vice President of Finance)	Since 2002. From 1999 to 2002.	Mr. Osorio currently serves as Director of Finance of the Fund’s investment adviser, Impulsora del Fondo México, S.C. and has been an employee of the Adviser since 1991.

Carlos H. Woodworth Ortiz Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 63	Vice-President of Corporate Governance and Chief Compliance Officer (formerly, Treasurer)	Since 2002. From 1992 to 2002.	Mr. Woodworth has served on the Board of Directors of the Fund’s investment adviser, Impulsora del Fondo México, S.C., as well as Deputy Director of the Adviser since 1981.

Eduardo Solano Arroyo Aristóteles 77, 3rd Floor Col. Polanco 11560 México, D.F. México Age: 38	Investor Relations Vice President	Since 1997.	Mr. Solano has served as Director of Economic Research of the Fund’s investment adviser, Impulsora del Fondo México, S.C. since 1997 and has been an employee of the Adviser since 1991.

Name, Address and Age	Position(s) Held With the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past Five Years
Sander M. Bieber 1775 I Street, N.W. Washington, DC 20006 Age: 56	Assistant Secretary	Since 1989.	Partner of Dechert LLP, U.S. counsel to the Fund and the Independent Directors.

Compensation of Executive Officers

The Fund does not pay its officers for the services they provide to the Fund, except for those expenses incurred in connection with Fund Board or stockholder meetings which are reimbursed by the Fund under the Fund’s Reimbursement Policy. Instead, the officers, who are also officers or employers of the Impulsora del Fondo México, S.C. (the “Adviser”), are compensated by the Adviser. The Fund also does not grant any options or any compensation plans to its officers.

Report of the Audit Committee; Information About the Fund’s Independent Auditor

The Audit Committee is responsible for the selection and engagement of the Fund’s independent auditors (subject to ratification by the Fund’s Board of Directors); reviews and pre-approves both the audit and non-audit work of the Fund’s independent public accountants; and reviews compliance of the Fund with regulations of the SEC and the Internal Revenue Service, and other related matters. The Fund adopted an Audit Committee Charter on December 6, 1999. The Charter was last amended on December 6, 2005.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Fund’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Fund’s auditors are in fact “independent.”

The Audit Committee has received written disclosures and the letter required by Independence Standards Board No. 1 from its independent registered public accounting firm, PricewaterhouseCoopers LLP (“PwC”) and has discussed with PwC its independence. The Audit Committee has also reviewed and discussed the audited financial statements with Fund management and PwC, and discussed certain matters with PwC addressed by Statements on Auditing Standards Nos. 61 and 90. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the Fund’s audited financial statements be included in the Fund’s Annual Report for the fiscal year ended October 31, 2006.

The members of the Audit Committee are Emilio Carrillo Gamboa, Emilio Clariond, Claudio X. Gónzalez, Robert L. Knauss, Marc J. Shapiro and Jaime Serra Puche.

During the fiscal years ended October 31, 2006 and October 31, 2005, the Fund incurred the following fees for services provided by PwC:

	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees
Fiscal Year 2005	$105,000	$0	$19,500	$0
Fiscal Year 2006	$108,000	$0	$20,000	$0

All of the services described in the table above were approved by the Audit Committee pursuant to its pre-approval policies and procedures which are summarized further below.

There were no non-audit fees billed by PwC to the Fund’s investment adviser. In addition, PwC did not provide any non-audit services to any entity controlling, controlled by, or under common control with the Fund’s investment adviser that provides ongoing services to the Fund.

The Audit Committee pre-approves all audit and non-audit services provided by PwC or any independent auditor engaged by the Fund and any non-audit or audit-related services provided to its service affiliates (at this time only the Fund’s Investment Adviser qualifies as a Service Affiliate) which have an impact on the Fund in accordance with certain pre-approval policies and procedures. Audit services include those typically associated with the annual audit such as evaluation of internal controls. Non-Audit Services include certain services that are audit-related such as consultations regarding financial accounting and reporting standards, and tax services. Certain services may not be provided by the auditor to the Fund or to the Fund’s investment adviser without jeopardizing the auditor’s independence. These services are deemed prohibited services and include certain management functions; human resources services; broker-dealer, investment adviser or investment banking services; legal services; and expert services unrelated to the audit. Other services are conditionally prohibited and may be provided if the Audit Committee reasonably concludes that the results of the services will not be subject to audit procedures during an audit of the client’s financial statements. These types of services include bookkeeping; financial information systems design and implementation; valuation services; actuarial services; and internal audit outsourcing services.

The policies and procedures require Audit Committee approval of the engagement of the auditor for each fiscal year and approval of the engagement by a majority of the Fund’s independent directors. The policies and procedures permit the Audit Committee to pre-approve the provisions of types or categories of non-audit services for the Fund and permissible non-audit services for Service Affiliates on an annual basis at the time of the auditor’s engagement and on a project-by-project basis. At the time of the annual engagement of the Fund’s independent auditor, the Audit Committee is to receive a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approval, the Audit Committee should determine that the provision of the service is consistent with, and will not impair, the ongoing independence of the auditor and set any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

The Audit Committee may also appoint a Designated Member of the Committee to pre-approve non-audit services that have not been pre-approved or changes in non-audit services previously pre-approved. Any actions by the Designated Member are to be ratified by the Audit Committee by the time of its next regularly scheduled meeting. The Fund’s pre-approval procedures are reviewed annually by the Audit Committee and the Fund maintains a record of the decisions made by the Committee pursuant to the procedures.

The Board of Directors, upon recommendation of the Audit Committee, has selected PwC as independent public accountants to examine the financial statements of the Fund for the fiscal year ending October 31, 2007. Audit services performed by PwC during the most recent fiscal year included examination of the financial statements of the Fund and the review of filings with the SEC. PwC will prepare the Fund’s tax returns for the fiscal year ending October 31, 2007.

The Fund knows of no direct or indirect interest of PwC in the Fund. A representative of PwC is expected to be present at the Meeting and will have the opportunity to respond to questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF

THE NOMINEES TO THE FUND’S BOARD OF DIRECTORS.

OTHER MATTERS

The Fund knows of no other matters which are to be brought before the Meeting. However, if any other matters come before the Meeting, it is the intention of the persons named in the enclosed form of Proxy, or their substitutes, to vote the Proxy in accordance with their best judgment.

ADDITIONAL INFORMATION

Investment Advisory and Administrative Services

The Adviser and Administrator. Impulsora del Fondo México, S.C. (the “Adviser”), 77 Aristóteles Street, 3rd Floor, Polanco, 11560 México D.F., México, has served as the investment adviser of the Fund from the time the Fund was established in 1981. Pursuant to the Investment Advisory and Management Agreement between the Fund and the Adviser, the Adviser receives a monthly advisory fee at the annual rate of 1.00% of the Fund’s average daily net assets up to and including $200 million, 0.90% of such assets between $200 million and $400 million, and 0.60% of such assets in excess of $400 million. An amendment to the Fund’s Investment Adviser and Management Agreement was approved by stockholders on April 28, 2003 which adopted the above fee schedule. For the fiscal year ended October 31, 2006, total advisory fees paid by the Fund to the Adviser aggregated $4,829,660 based on average net assets for the fiscal year of approximately $571,918,661. The Adviser is a Mexican “sociedad civil” governed by the Federal Civil Code of Mexico and was organized in 1980.

Pursuant to an Administrative Services Agreement, effective April 1, 1994, which was amended and restated as of March 8, 2006, the Adviser also provides certain administrative services to the Fund which were previously performed by the Fund’s Trustee, including, among other things, the determination and publication of the net asset value of the Fund, the provision of assistance to the Fund to enable the Fund to maintain its books and records in accordance with applicable United States and Mexican law and the provision of assistance to the Fund’s auditors in the preparation of tax returns. The Fund pays the Adviser a monthly fee at the annual rate of 0.11% of average daily net assets of the Fund as compensation for services provided under the Administrative Services Agreement with a minimum of $450,000, and a fee for services rendered for each repurchase offer conducted by the Fund.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Securities Exchange Act”), and Section 30(h) of the 1940 Act, as applied to the Fund, require the Fund’s officers and Directors, Adviser, affiliates of the Adviser, and persons who beneficially own more than ten percent of a registered class of the Fund’s securities (“Reporting Persons”), to file reports of ownership of the Fund’s securities and changes in such ownership with the SEC and the New York Stock Exchange. Reporting Persons are also required by such regulations to furnish the Fund with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it and written representations of certain Reporting Persons, the Fund believes that during fiscal year 2006, its Reporting Persons complied with all applicable filing requirements.

Corporate Governance

The Fund is a Maryland corporation subject to the provisions of the Maryland General Corporation Law. The Fund’s day-to-day operations and the requirements as to the place and time, conduct, and voting, at a meeting of the stockholders are governed by the Fund’s charter and bylaws, the provisions of the Maryland General Corporation Law, and the provisions of the 1940 Act. Any stockholder who would like a copy of the Fund’s charter or bylaws may obtain a copy from the SEC (www.publicinfo@sec.gov) or the Fund. The charter and bylaws are also available on the Fund’s website at www.themexicofund.com under “Corporate Governance”.

SOLICITATION OF PROXIES; EXPENSES

The solicitation of proxies will be primarily by mail. In order to obtain the necessary quorum and stockholder participation at the Meeting, supplementary solicitation may be made by mail, telephone, telegraph, or personal interview by Directors, officers or agents of the Fund. Authorization to execute proxies may be obtained by telephonic or electronically transmitted instructions from stockholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with procedures that the Fund believes are reasonably designed to ensure that the identity of the stockholder casting the vote is accurately determined and that the voting instructions of the stockholder are accurately determined.

If a stockholder wishes to participate in the Meeting, but does not wish to authorize a proxy by telephone or internet, such stockholder may still submit the proxy card originally sent with the Proxy Statement or attend in person. Any proxy given by a stockholder, whether in writing, by telephone or via the internet, is revocable. A stockholder may revoke the accompanying proxy or a proxy given telephonically or via the internet at any time prior to its use by submitting a properly executed, subsequently dated proxy, giving notice to the Fund addressed to American Stock Transfer and Trust Company at 59 Maiden Lane, Plaza Level, New York, New York 10273-0923, Attn: Proxy Department, or by attending the Meeting and voting in person.

The expense of preparation, printing and mailing of the enclosed form of proxy and accompanying Notice and Proxy Statement will be borne by the Fund. The Fund will reimburse banks, brokers and others for their reasonable expenses in forwarding proxy solicitation material to the beneficial owners of the shares of the Fund. Georgeson Shareholder Communications Inc. has been engaged by the Fund to assist in the distribution, tabulation and solicitation of proxies. The anticipated cost of Georgeson Shareholder Communications Inc.’s services is $7,500 plus out-of-pocket expenses.

VOTE REQUIRED

The presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund is required to constitute a quorum at the Meeting. Election of Directors (Proposal 1) will require the affirmative vote of a majority of the shares of common stock outstanding and entitled to vote at the Meeting provided a quorum is present.

STOCKHOLDER PROPOSALS

If a stockholder intends to present a proposal at the 2008 Annual Meeting of Stockholders of the Fund and desires to have the proposal included in the Fund’s Proxy Statement and form of proxy for that meeting, the stockholder must deliver the proposal to the offices of the Fund by October 9, 2007 for consideration by the Fund.

Stockholders wishing to present proposals at the 2008 Annual Meeting of Stockholders of the Fund not to be included in the Fund’s proxy materials should send written notice to the Secretary of the Fund of such proposals, which notice should be received by the Secretary of the Fund by December 8, 2007 but no earlier than November 8, 2007 in the form prescribed in the Fund’s Bylaws.

STOCKHOLDERS WHO DO NOT EXPECT TO BE PRESENT AT THE MEETING AND WHO WISH TO HAVE THEIR SHARES VOTED ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. STOCKHOLDERS ALSO MAY AUTHORIZE THE PROXY VOTE BY TELEPHONE OR INTERNET PURSUANT TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

By Order of the Board of Directors,

Samuel García-Cuéllar
Secretary

Dated: February 1, 2007

ANNUAL MEETING OF STOCKHOLDERS OF

THE MEXICO FUND, INC.

March 7, 2007

INSTRUCTIONS FOR AUTHORIZING YOUR PROXY

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible. -OR-	COMPANY NUMBER
TELEPHONE - Call toll-free 1-800-PROXIES from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call. -OR-	ACCOUNT NUMBER
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.	CONTROL NUMBER

¯         Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet.        ¯

THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE “FOR”

PROPOSAL 1, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of the following three nominees to serve as Class II Directors for three-year terms and until their successors are duly elected and qualify:		FOR AGAINST ABSTAIN

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES m Claudio X. González m Robert L. Knauss m José Luis Gómez Pimienta

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	_____________________	Date	_______	Signature of Stockholder	_____________________	Date	__________

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney trustee or guardian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

THE MEXICO FUND, INC.

March 7, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯         Please detach and mail in the envelope provided        ¯

THE BOARD OF DIRECTORS RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE “FOR”

PROPOSAL 1, AS MORE FULLY DESCRIBED IN THE PROXY STATEMENT.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of the following three nominees to serve as Class II Directors for three-year terms and until their successors are duly elected and qualify:		FOR AGAINST ABSTAIN

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES m Claudio X. González m Robert L. Knauss m José Luis Gómez Pimienta

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	_____________________	Date	_______	Signature of Stockholder	_____________________	Date	__________

Note:	This proxy must be signed exactly as the name appears hereon. When shares are held jointly each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

THE MEXICO FUND, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Annual Meeting of Stockholders –March 7, 2007

The undersigned stockholder of The Mexico Fund, Inc., a Maryland corporation (the “Fund”), hereby appoints José Luis Gómez Pimienta and Sander M. Bieber, or any of them, with full power of substitution in each of them, to attend the Annual Meeting of Stockholders of the Fund to be held at 30 Rockefeller Plaza, 23rd Floor, New York, New York, 10112, on March 7, 2007 at 1:00 p.m. (Eastern time), and any adjournment thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be signed on the reverse side)

COMMENTS: